Ex-99.B.8.9

                            Form of Second Amendment
                                       to
                    Service Agreement with Investment Advisor

       WHEREAS Aeltus Investment Management, Inc. (the "Adviser") and Aetna Life Insurance and Annuity Company (the "Company"), have entered into a Service Agreement effective May 1, 1998, as amended on November 4, 1998 (the "Agreement") for the provision of administrative services by the Company in connection with the sale of shares of, among others (i) Aetna GET Fund on behalf of each of its series, and (ii) Aetna Variable Portfolios, Inc. on behalf of each of its series.

       WHEREAS, the Adviser and the Company now desire to amend and restate Schedule A to the Agreement to include (i) Aetna GET Fund, series: E, G, H and I; and (ii) Aetna Variable Portfolios, Inc., series: Aetna Technology VP.

       NOW THEREFORE, the Adviser and the Company hereby agree

            1. to amend and restate Schedule A to include (i) Aetna GET Fund, series: E, G, H and I, effective as of: June 1, 1999 with respect to series E, September 1, 1999 with respect to series G, December 1, 1999 with respect to series H, and March 1, 2000 with respect to series I of Aetna GET Fund; and (ii) Aetna Variable Portfolios, Inc., series: Aetna Technology VP, effective as of March 14, 2000; and

            2. that the Agreement, as modified by this Amendment, is ratified and confirmed.

       IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their authorized officers as the ___ day of _______, 2000.

                               AELTUS INVESTMENT MANAGEMENT, INC.

                               By:
                                      ---------------------------------
                                      J. Scott Fox
                               Title: Managing Director, Chief Operating Officer


                               AETNA LIFE INSURANCE AND ANNUITY COMPANY


                               By:
                                      ---------------------------------
                                      Laurie M. LeBlanc
                               Title: Vice President

                                   Schedule A

                 (Amended and restated as of _______ ___, 2000)

    Servicing Fee

Aetna Money     Aetna     Aetna Balanced    Aetna Growth      Aetna Ascent        Aetna          Aetna
 Market VP     Bond VP       VP, Inc.       & Income VP            VP          Crossroads VP    Legacy VP
-----------------------------------------------------------------------------------------------------------
   12.5           20           25               25                 30               30             30

                                                                12/15/1999         3/15/2000       3/15/2000       6/15/2000
                                                                 3/14/2000         3/14/2005       6/14/2000       6/14/2000
     Aetna         Aetna         Aetna           Aetna             Aetna             Aetna           Aetna           Aetna
      GET           GET           GET             GET               GET               GET             GET             GET
     Fund          Fund          Fund            Fund               Fund             Fund            Fund             Fund
   Series C      Series D      Series E         Series G          Series H          Series H        Series I        Series I
-----------------------------------------------------------------------------------------------------------------------------
      30            30            30              30               12.5               30              12.5             30

 Plus Large         Aetna         Aetna Value         Aetna Small
  Cap VP          Growth VP       Opportunity         Company VP
------------------------------------------------------------------
   17.5              30               30                 37.5

                                                    Aetna Real
 Aetna Index Plus      Aetna Index     Aetna Mid      Estate             Aetna         Aetna Index    Aetna High        Aetna
   Small Cap VP      Plus Mid Cap VP     Cap VP    Securities VP    International VP   Plus Bond VP    Yield VP     Technology VP
---------------------------------------------------------------------------------------------------------------------------------
        20                 20             37.5         37.5              42.5              15            32.5           47.5


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